                                                                     Exhibit 3.3

                          NOMINEE SHAREHOLDER AGREEMENT


THIS AGREEMENT made the 15th day of September 1999

BETWEEN: CHAN SHEUNG KWAN of Room 1806, Hutchison House, 10 Harcourt Road, Central, Hong Kong (hereinafter called the "the Principal") of the one part AND

FORTUNE ACCESS NOMINEES LIMITED of Room 1806, Hutchison House, 10 Harcourt Road, Central, Hong Kong(hereinafter called the "the Company") of the other part.

WHEREAS:

1. The Principal has caused the share specified in the Schedule hereto (hereinafter called "the said share") to be registered in the name of the Company, and

2. The Principal desires and the Company has agreed to be the nominees shareholder of the said shares on the terms hereinafter set out.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

1. The Company shall hold the said share as Nominee Shareholder on behalf of the Principal, and shall, in accordance with such direction in writing as may from time to time be given by the Principal to the Company transfer and deal with the said share and any dividend payable in respect thereof and execute all such proxies and documents as are necessary and proper to enable the Principal or its nominees to vote at any shareholders' meetings which the holder of the said she is entitled to attend.

2. In consideration of the Company providing the services aforesaid, the Principal shall pay to the Company a Nominee Shareholder's fee at HK$2,000.00 per annum, commencing on the 15th day of September 1999 and payment annually advance.

3. The Principal shall keep the Company at all times hereafter fully indemnified from and against all liability loss or damage which the Company may at any time incur or sustain by reason of the said share being registered in the name of the Company or arising out of or in connection with the Company providing the services aforesaid or by reason of any act deed matter or thing done or omitted to be done by the Company as nominee shareholder of the said share (other than any act deed matter or thing done or omitted to be done in contravention of the laws of Hong Kong or of a lawful direction given by the Principal to the Company) and against all actions proceedings claims costs and expenses whatsoever arising thereout or in connection therewith.

4. The agreements and obligations contained herein shall be binding on the successors and assigns of the Principal.

5. This Agreement shall remain in full force and effect unless and until it is terminated by either party giving not less than one (1) month prior written notice to the other.

6. Any notice required to be given under this Agreement shall be deemed duly served by left at or set out in this Agreement or to such other address as may have been last notified in writing by or on behalf of such party to the other party hereto.

As WITNESS the hands of the parties hereto the day and year first above written.

THE SCHEDULE ABOVE REFERRED TO

                            1,250,000 Class A shares of US$0.0001 - each fully
                  paid and 2,500,000 Class B share options exercisable at US$0.0001 each in the capital of

                               PORTAL NET LIMITED

SIGNED by         the Principal in the      ) /s/ CHAN SHEUNG KWAN
                  presence of:-             )


SIGNED by         Mr. Chan Sheung Wai       ) /s/ CHAN SHEUNG WAI
                  for and on behalf of      )
                  the Company in the        )
                  presence of:-             )

                          NOMINEE SHAREHOLDER AGREEMENT



THIS AGREEMENT made the 15th day of September 1999


BETWEEN: CHAN SHEUNG WAI of Room 1806, Hutchison House, 10 Harcourt Road, Central, Hong Kong (hereinafter called the "the Principal") of the one part AND

BEAUTY WISE SECRETARIES LIMITED of Room 1806, Hutchison House, 10 Harcourt Road, Central, Hong Kong(hereinafter called the "the Company") of the other part.

WHEREAS:

1. The Principal has caused the share specified in the Schedule hereto (hereinafter called "the said share") to be registered in the name of the Company, and

2. The Principal desires and the Company has agreed to be the nominees shareholder of the said shares on the terms hereinafter set out.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

1. The Company shall hold the said share as Nominee Shareholder on behalf of the Principal, and shall, in accordance with such direction in writing as may from time to time be given by the Principal to the Company transfer and deal with the said share and any dividend payable in respect thereof and execute all such proxies and documents as are necessary and proper to enable the Principal or its nominees to vote at any shareholders' meetings which the holder of the said she is entitled to attend.

2. In consideration of the Company providing the services aforesaid, the Principal shall pay to the Company a Nominee Shareholder's fee at HK$2,000.00 per annum, commencing on the 15th day of September 1999 and payment annually advance.

3. The Principal shall keep the Company at all times hereafter fully indemnified from and against all liability loss or damage which the Company may at any time incur or sustain by reason of the said share being registered in the name of the Company or arising out of or in connection with the Company providing the services aforesaid or by reason of any act deed matter or thing done or omitted to be done by the Company as nominee shareholder of the said share (other than any act deed matter or thing done or omitted to be done in contravention of the laws of Hong Kong or of a lawful direction given by the Principal to the Company) and against all actions proceedings claims costs and expenses whatsoever arising thereout or in connection therewith.

4. The agreements and obligations contained herein shall be binding on the successors and assigns of the Principal.

5. This Agreement shall remain in full force and effect unless and until it is terminated by either party giving not less than one (1) month prior written notice to the other.
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6.       Any notice required to be given under this Agreement shall be deemed duly served by left at or set out in this Agreement or to such other address as may have been last notified in writing by or on behalf of such party to the other party hereto.

As WITNESS the hands of the parties hereto the day and year first above written.


THE SCHEDULE ABOVE REFERRED TO

                            3,750,000 Class A shares of US$0.0001 - each fully
                  paid and 7,500,000 Class B share options exercisable at US$0.0001 each in the capital of
                                                PORTAL NET LIMITED

SIGNED by         the Principal in the      ) /s/ CHAN SHEUNG WAI
                  presence of:-             )
                                            )





SIGNED by         Mr. Chan Sheung Wai       ) /s/ CHAN SHEUNG WAI
                  for and on behalf of      )
                  the Company in the        )
                  presence of:-             )